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                                   EXHIBIT 21

                SUBSIDIARIES OF FIRST NATIONAL OF NEBRASKA. INC.

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                                             State or Other Jurisdiction of
Name                                         Incorporation or Organization
1.  First National Bank of Omaha                  United States (pursuant to the
                                                  National Bank Act)

2.  First National Credit Corporation             Nebraska

3.  First National Bank South Dakota              United States (pursuant to the
                                                  National Bank Act)

4.  MCV Acceptance Corporation                    Nebraska

5.  Credit Card Finance Corporation               Nebraska

6.  Data Management Products, Inc.                Nebraska

7.  First National Bank and Trust Company of      United States (pursuant to the
       Columbus                                   National Bank Act)


8.  First National Bank (doing business as        United States (pursuant to the
       First National Bank of Alliance-Chadron-   National Bank Act)
       Gering-North Platte-Scottsbluff)

9.  Collection Corporation of America             Nebraska

10. Platte Valley State Bank & Trust Company      Nebraska (state-chartered bank)

11. The Fremont National Bank and Trust Company   United States (pursuant to the
                                                  National Bank Act)

12. First National Services Corporation           Nebraska

13. First National Bank of Kansas                 United States (pursuant to the
                                                  National Bank Act)

14. First National of Colorado, Inc.              Delaware

15. Platte Valley Finance Company                 Nebraska

16. First Technology Solutions, Inc.              Nebraska

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                 SUBSIDIARIES OF FIRST NATIONAL BANK OF OMAHA

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                                                     State or Other Jurisdiction of
Name                                                 Incorporation or Organization
1.    First of Omaha Service Corporation             Nebraska

2.    EFC, Inc.                                      Nebraska

3.    SPC, Inc.                                      Nebraska

4.    RPSI, Inc.                                     Nebraska

5.    FIS, Inc.                                      Nebraska

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                SUBSIDIARIES OF FIRST NATIONAL OF COLORADO, INC.

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                                                     State or Other Jurisdiction of
Name                                                 Incorporation or Organization
1.    First National Bank (Fort Collins, Colorado)   United States (pursuant to the
                                                     National Bank Act)

2.    Union Colony Bank (Greeley, Colorado)          Colorado (state-chartered bank)

3.    The Bank of Boulder                            Colorado (state-chartered bank)

4.    Professional Career Services, Inc.             Colorado

5.    FNC Trust Group, National Association          United States (pursuant to the
                                                     National Bank Act)
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